UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

Microtune, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-31029-40	75-2883117
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 10th Street, Plano, Texas		75074
(Address of principal executive offices)		(Zip Code)

(972) 673-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2006 Incentive Compensation Program

On June 6, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of Microtune, Inc., a Delaware corporation (the “Company”), and the Company’s Board of Directors, upon the Committee’s recommendation, approved an executive bonus program for fiscal 2006 (the “2006 Executive Bonus Program”). The 2006 Executive Bonus Program covered executive officers of the Company and provided for bonus compensation, to the extent any such compensation was earned, to be paid exclusively through the performance vesting of restricted stock unit awards (“RSU awards”). As the Company has not yet filed its Annual Report on Form 10-K for the year ended December 31, 2006, the Committee has not yet determined whether any RSU awards will vest under the 2006 Executive Bonus Program. However, due to the significant extraordinary legal and accounting expenses incurred to support the Audit Committee’s stock option investigation in the second half of 2006, the Company does not believe that any RSU awards will vest under the 2006 Executive Bonus Program and therefore this program will likely be terminated without the award of any bonus compensation to the Company’s executives.

2007 Incentive Compensation Program

On February 28, 2007, the Committee and the Company’s Board of Directors, upon the Committee’s recommendation, approved a new incentive compensation program for fiscal 2007 (the “2007 Program”). The 2007 Program covers executive officers and provides for incentive compensation to be paid (to the extent any such compensation is earned) 35% in cash and 65% through the performance vesting of RSU awards (common stock equivalent awards) based upon a stock price of $5.00 per share. The 2007 Program also provides for the payment of cash awards to certain key non-executive employees to the extent the Company meets the goals described in the 2007 Program.

All payments and awards under the 2007 Program are conditioned on the Company meeting the revenue and profitability goals described in the 2007 Program for fiscal 2007. The RSU awards made to the officers of the Company covered by the 2007 Program are designed to provide an alignment of the interests of the Company’s executive management and the interests of its stockholders. In accordance with the terms of the 2007 Program and pursuant to the Amended and Restated Microtune, Inc. 2000 Stock Plan, the Committee approved the terms of the RSU awards made to the officers of the Company covered by the 2007 Program. Under the 2007 Program, the number of the total RSU awards that will actually vest and result in the issuance of underlying shares to such officers is calculated as described below:

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Profitability. The Company has established targets for profitability under the 2007 Program, measured by the Company’s pro forma net income, which is the Company’s reported net income, excluding SFAS No. 123R stock-based compensation expense, tax settlements and certain costs and expenses (up to a modified cap), including legal expenses and other professional fees related to litigation and regulatory matters resulting from the Audit Committee’s stock option investigation, Section 409A tax settlements, and the cost of compensating employees for the correction of certain employee stock option grants related to issues under Section 409A of the Internal Revenue Code. The costs and expenses of the 2007 Program are also excluded from the pro forma net income calculation. The level of pro forma profitability will then be used to establish the size of the preliminary bonus pool (“Preliminary Bonus Pool”), which will then be used to determine the Final Bonus Payout (defined below).

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Revenue. In addition, the Company has established a series of revenue levels with corresponding “revenue scores” under the 2007 Program. The Company’s “revenue score” will vary between 0% and 150% in accordance with the Company’s achievement of these revenue goals and will be used to determine the final bonus pool size (the “Final Bonus Payout”) and subsequently the total award for each individual officer and employee.

To determine the Final Bonus Payout under the 2007 Program, the Committee will multiply the Preliminary Bonus Pool by the Company’s revenue score (i.e. 0% to 150%). This Final Bonus Payout will then be allocated among employees based on predetermined individual bonus schedules.

The maximum Preliminary Bonus Pool requires 2007 pro forma net income in excess of $12 million. The maximum revenue score of 150% requires 2007 reported net revenue in excess of $98 million. If pro forma net income is $4 million or less or reported net revenue is $70 million or less, then there will be no payout.

An aggregate number of 161,200 RSU awards (maximum) were made under the 2007 Program to six of the Company’s officers listed below in differing amounts based on their respective responsibilities and each individual’s unique ability to impact the Company’s financial performance and business objectives. The projected cash awards and RSU award vesting at “Plan” for the Company’s named executive officers and/or those subject to Section 16 of the Securities Exchange Act of 1934, as amended, are described below:

Executive Officer	Position	Cash Award at Plan	RSU Award Vest at Plan and (Maximum)
James A. Fontaine	Chief Executive Officer	$57,750	21,450 (42,900)
Jeffrey A. Kupp	Chief Financial Officer	$40,600	15,080 (30,160)
Albert H. Taddiken	Chief Operating Officer	$40,600	15,080 (30,160)
Robert S. Kirk	Vice President of Worldwide Sales	$24,500	9,100 (18,200)
Barry F. Koch	Managing Director (Microtune GmbH & Co. KG)	$28,000	10,400 (20,800)
Phillip D. Peterson	General Counsel	$25,550	9,490 (18,980)

“Plan” describes the Company’s current expectations regarding fiscal year 2007 financial performance.

In addition, the Company granted RSU awards under the 2007 Program to other officers (who are not named executive officers or subject to Section 16) not listed above, totaling 36,400 RSUs (maximum).

The number of RSUs granted under the 2007 Program that shall vest will be determined based on a review and evaluation by the Committee of the Company’s performance in fiscal 2007 based upon the terms and conditions of the 2007 Program. Any portion of an executive’s RSU award that does not vest upon the Committee’s determination shall be forfeited. An executive must be an employee of the Company on the determination date to receive his bonus compensation under the 2007 Program. The 2007 Program will terminate according to its terms after the award determination is made by the Committee. The Company may adopt other incentive compensation programs in the future.

2007 Compensation of Robert S. Kirk, Vice President of Worldwide Sales

In addition, on February 28, 2007, the Committee determined the base salary and bonus for fiscal 2007 of Robert S. Kirk, the Company’s Vice President of Worldwide Sales. The Committee fixed Mr. Kirk’s annual base salary at $152,016 plus an annual car allowance of $8,400. In addition to participation in the 2007 Program, the Committee determined that Mr. Kirk would also be eligible for a bonus in 2007 of up to $152,016, which would be determined based on a formula, 60% of which is based on design-win objectives of the Company’s sales and field application engineering teams and 40% of which is based upon the Company’s quarterly revenue goals.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Form of Common Stock Equivalent Agreement for the Amended and Restated Microtune, Inc. 2000 Stock Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 6, 2006, filed on June 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICROTUNE, INC.

Date: March 5, 2007	By:	/s/ Jeffrey A. Kupp
Jeffrey A. Kupp Chief Financial Officer

Index to Exhibits

Exhibit No.	Description

10.1	Form of Common Stock Equivalent Agreement for the Amended and Restated Microtune, Inc. 2000 Stock Plan, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated June 6, 2006, filed on June 8, 2006.